NORFOLK SOUTHERN CORPORATION

                              DEBT SECURITIES

                           UNDERWRITING AGREEMENT


                                          February 1, 2001


To the Representatives of the
  Underwriters named in the
   Pricing Agreement
  hereinafter described


Ladies and Gentlemen:

      From time to time Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), proposes to enter into a Pricing Agreement (the "Pricing Agreement") substantially in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities"). The Designated Securities to be purchased by the Underwriters are herein sometimes referred to as "Underwriters' Securities".

     The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") identified in such Pricing Agreement.

      1. Operation of Agreement. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives").

The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Corporation to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Corporation to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and applicable prospectus) the terms of such Designated Securities. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

      2. Representations and Warranties of Corporation. The Corporation represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement on Form S-3 (File No. 333-46810) in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statements, but including all documents incorporated by reference in the prospectus contained in the latest registration statement, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statements or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "1933 Act"), each in the form heretofore delivered to the Representatives and no stop order suspending the effectiveness of any such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the latest registration statement or filed with the Commission pursuant to Rule 424(a) under the 1933 Act, is hereinafter called a "Preliminary Prospectus");
      the various parts of the latest registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective, but excluding the Forms T-1 filed as an exhibit to the latest registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Corporation filed pursuant to Sections 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

            (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

            (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and the Registration Statement and any further amendment thereto and the Prospectus do not and will not, as of the effective date of the Registration Statement and any further amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any further amendment or supplement thereto, as of its date, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

            (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Corporation and its subsidiaries considered as one enterprise or, to the best of the Corporation's knowledge, of Conrail Inc. ("Conrail"), otherwise than as set forth or contemplated in the Prospectus;

            (e) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Corporation has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification;

            (f) The Corporation has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued shares of capital stock of Norfolk Southern Railway Company ("NSR") and Conrail owned by the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Corporation, free and clear of all liens, encumbrances, equities or claims other than agreements relating to joint venture companies;

            (g) The Securities have been duly authorized, and, when Designated Securities are issued and delivered against payment therefor pursuant to this Agreement and the Pricing Agreement, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and entitled to the benefits provided by the Indenture under which such Designated Securities are issued, which will be substantially in the form filed as an exhibit to the Registration Statement (the "Indenture"); the Indenture has been duly authorized and qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities (as defined in Section 3 hereof), the Indenture will constitute a valid and binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

            (h) The issue and sale of the Securities and the compliance by the Corporation with all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Corporation or NSR pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or NSR is a party or by which the Corporation or NSR is bound or to which any of the property or assets of the Corporation or NSR is subject, other than those conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one enterprise or, to the best of the Corporation's knowledge, of Conrail, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or NSR or any of their properties other than those violations that would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Corporation of the transactions contemplated by this Agreement or any Pricing Agreement, or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the 1933 Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or under the laws of foreign jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters;

            (i) KPMG LLP, who have certified certain financial statements of the Corporation and its subsidiaries, are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder; and

            (j) There are no legal or governmental proceedings pending to which the Corporation or any of its subsidiaries is a party or of which any property of the Corporation or any of its subsidiaries is the subject required to be described in the Registration Statement or the Prospectus which is not described as required; the legal or governmental proceedings not so described are proceedings incident to the kind of business conducted by the Corporation and its subsidiaries considered as one enterprise which will not individually or in the aggregate have a Material Adverse Effect; and, to the best of the Corporation's knowledge, there are no legal or governmental proceedings pending to which Conrail is a party or of which any property of Conrail is the subject required to be described in the Registration Statement or the Prospectus which is not described as required; the legal or governmental proceedings not so described are proceedings incident to the kind of business conducted by Conrail which will not individually or in the aggregate have a Material Adverse Effect and, to the best of the Corporation's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there is no material contract or other material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

      3. Sale and Delivery to Underwriters; Closing. Underwriters' Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Corporation, shall be delivered by or on behalf of the Corporation to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer or certified or official bank check or checks, payable to the order of the Corporation in same-day funds, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Corporation may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

      4. Agreements of the Corporation. The Corporation agrees with each of the Underwriters of any Designated Securities:

            (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; as long as a prospectus is required to be delivered in connection with transactions in Designated Securities, to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

            (b) Promptly to take such action as the Representatives may reasonably request from time to time to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities; provided, that in no event shall the Corporation be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process, other than service of process arising out of the offer or sale of such Designated Securities, in any jurisdiction where it is not now so subject;

            (c) Prior to 3:00 p.m., New York, New York time, on the New York Business Day next succeeding the date of any Pricing Agreement and from time to time for as long as delivery of a prospectus is required in connection with transactions in Designated Securities to furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in New York, New York in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of such Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act, the 1934 Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

            (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Corporation and its subsidiaries (which need not be audited) complying with
      Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Corporation, Rule 158);

            (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the time set forth in the Pricing Agreement and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Corporation which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; and

            (f) So long as any of such Designated Securities are outstanding, the Corporation will furnish to the Representatives upon their request (i) as soon as available, a copy of each report of the Corporation mailed to shareholders or filed with the Commission and
      (ii) from time to time such other information concerning the Corporation as the Representatives may reasonably request.

      5. Payment of Expenses. The Corporation covenants and agrees with the several Underwriters that the Corporation will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Corporation's counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (viii) the fees and expenses in connection with any listing of the Designated Securities and registration of the Designated Securities under the 1934 Act; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes upon resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      6. Conditions of Underwriters' Obligations. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Corporation in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the date of such Pricing Agreement and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Corporation shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

            (b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Corporation, the validity of the Designated Securities being delivered at such Time of Delivery, the Registration Statement, the Prospectus and such related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Counsel for the Corporation satisfactory to the Representatives (it being understood that Joseph C. Dimino, Esq., General Counsel - Corporate of the Corporation (or another senior corporate counsel designated by the Corporation) shall be deemed to be reasonably satisfactory to the Representatives) shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

                  i) The Corporation has been duly incorporated and is
            validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented and the Corporation has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification;

                  ii) To the best of such counsel's knowledge there are no
            legal or governmental proceedings pending to which the Corporation, any of its subsidiaries or Conrail is a party or of which any property of the Corporation, any of its subsidiaries or Conrail is the subject required to be described in the Registration Statement or the Prospectus which is not described as required; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  iii) This Agreement and the Pricing Agreement with
            respect to the Designated Securities have been duly authorized, executed and delivered by the Corporation;

                  iv) The issuance and sale of the Designated Securities
            have been duly authorized by the Corporation; the Underwriters' Securities have been duly executed, issued and delivered by the Corporation and when authenticated in accordance with the terms of the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement, will be valid and binding obligations of the Corporation enforceable in accordance with their terms and entitled to the benefits of the Indenture, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) that such counsel expresses no opinion as to Section 512 of the Indenture;

                  v) The Indenture applicable to the Designated Securities
            has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) that such counsel expresses no opinion as to Section 512 of the Indenture; and the Indenture has been qualified under the Trust Indenture Act;

                  vi) The issuance and sale of the Designated Securities
            and the compliance by the Corporation with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Corporation or NSR pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Corporation is a party or by which the Corporation or NSR is bound or to which any of the property or assets of the Corporation or NSR is subject, other than those conflicts, breaches or defaults that would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Corporation or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Corporation or NSR or any of their properties, other than those violations that would not have a Material Adverse Effect, except that counsel expresses no opinion with respect to the State securities or Blue Sky laws or the laws of any foreign jurisdiction or with respect to the rights to indemnity and contribution under the Underwriting Agreement;

                  vii) No consent, approval, authorization, order,
            registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Corporation of the transactions contemplated by this Agreement or such Pricing Agreement or the Indenture, except such as have been obtained under the 1933 Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under State securities or Blue Sky laws or under the laws of foreign jurisdictions in connection with the purchase and distribution of the Designated Securities by the Underwriters;

                 viii) The statements set forth in the Prospectus under the caption "Description of Securities" and under the caption "Description of Designated Securities" (or comparable caption) in the Prospectus as amended or supplemented in respect of the Designated Securities, insofar as they purport to summarize certain provisions of the laws and documents referred to therein, fairly summarize such provisions in all material respects;

                  ix) The documents incorporated by reference in the
            Prospectus as amended or supplemented, when they were filed with the Commission appeared on their face to be appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations thereunder, except that such counsel expresses no opinion as to the financial statements, related schedules and other financial data, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the documents incorporated by reference in the Prospectus as amended or supplemented; and

                  x) The Registration Statement, as of its effective date,
            and the Prospectus as amended or supplemented, as of its date, and any further amendments and supplements thereto made by the Corporation prior to the Time of Delivery for the Designated Securities, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations thereunder, except that in each case, such counsel expresses no opinion as to the financial statements, schedules and other financial data, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except for those referred to in the opinion in paragraph (viii) of this Section 6(c).

            In addition, such counsel shall state that, although he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, no facts have come to such counsel's attention that have led him to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and the Time of Delivery, the Prospectus as amended or supplemented, or any further amendment or supplement thereto made by the Corporation prior to the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules, other financial data and the Forms T-1 filed as an exhibit to the latest registration statement;

            In rendering the opinion required under this Section 6(c), counsel to the Corporation need not express any opinion concerning the laws of any jurisdiction other than those of the Commonwealth of Virginia and the United States of America, provided that such counsel states that he is aware of no difference between the laws of the Commonwealth of Virginia and the laws of the State of New York which would cause him to believe that his opinion would be inapplicable if it were furnished in connection with the laws of the State of New York. In addition, in rendering the opinion required under this
      Section 6(c), such counsel may rely as to matters of fact, to the extent such counsel deems it proper, on certificates of responsible officials of the Corporation and public officials.

            (d) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Corporation who have certified the financial statements of the Corporation and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement, and a letter dated such Time of Delivery, respectively, each to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

            (e) Since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, shareholders' equity or results of operations of the Corporation and its subsidiaries considered as one enterprise or, to the best of the Corporation's knowledge, Conrail otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwriters' Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

            (f) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Corporation's debt securities or preferred stock, if any, by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced on or after such date that it has under surveillance or review, with possible negative implications, its rating of any of the Corporation's debt securities or preferred stock, if any;

            (g) The Corporation shall have complied with the provisions of
      Section 4(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the Pricing Agreement;

            (h) The Corporation shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Corporation satisfactory to the Representatives as to the accuracy of the representations and warranties of the Corporation herein at and as of such Time of Delivery, as to the performance by the Corporation of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

            7. Indemnification. (a) Indemnification of Underwriters. The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
      Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  i) against any and all loss, liability, claim, damage and
            expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  ii) against any and all loss, liability, claim, damage
            and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Corporation; and

                  iii) against any and all expenses whatsoever, as incurred
            (including the fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner and Smith Incorporated and Morgan Stanley & Co. Incorporated (the "Lead Underwriters")), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through the Lead Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Indemnification of Corporation, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Corporation, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act or
      Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in
      Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Corporation by such Underwriter through the Lead Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
      Section 7(a) hereof, counsel to the indemnified parties shall be selected by the Lead Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Corporation. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Contribution. If the indemnification provided for in this
      Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other hand from the offering of the Designated Securities pursuant to this Agreement and the applicable Pricing Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Corporation on the one hand and the Underwriters on the other hand in connection with the offering of the Designated Securities pursuant to this Agreement and the applicable Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Designated Securities pursuant to this Agreement and the applicable Pricing Agreement (before deducting expenses) received by the Corporation and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Designated Securities as set forth on such cover.

            The relative fault of the Corporation on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Corporation, each officer of the Corporation who signed the Registration Statement, and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act or
      Section 20 of the 1934 Act shall have the same rights to contribution as the Corporation. The Underwriters' respective obligations to contribute pursuant to this Section 7(d) are several in proportion to the principal amount of Designated Securities set forth opposite their respective names in Schedule I to the applicable Pricing Agreement and not joint.

            8. Termination of Agreement. (a) Termination; General. The Representatives may terminate a Pricing Agreement, by notice to the Corporation, at any time at or prior to the Time of Delivery (i) if there has been, on or after the date of such Pricing Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation and its subsidiaries considered as one enterprise or Conrail, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Designated Securities or to enforce contracts for the sale of the Designated Securities, or (iii) if trading in any securities of the Corporation has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) Liabilities. If any Pricing Agreement shall be terminated pursuant to this Section 8 (other than as pursuant to clause (a)(i) thereof), the Corporation shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 5 and 7 hereof; but, if for any other reason Underwriters' Securities are not delivered by or on behalf of the Corporation as provided herein, the Corporation will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities.

            9. Default by One or More Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Underwriters' Securities which it has agreed to purchase under the Pricing Agreement relating to such Underwriters' Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Underwriters' Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Underwriters' Securities, then the Corporation shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Underwriters' Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Corporation that they have so arranged for the purchase of such Underwriters' Securities, or the Corporation notifies the Representatives that it has so arranged for the purchase of such Underwriters' Securities, the Representatives or the Corporation shall have the right to postpone the Time of Delivery for such Underwriters' Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Corporation agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Underwriters' Securities of a defaulting Underwriter or Underwriters by the Representatives and the Corporation as provided in subsection (a) above, the aggregate principal amount of such Underwriters' Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Corporation shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Underwriters' Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Underwriters' Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Underwriters' Securities of a defaulting Underwriter or Underwriters by the Representatives and the Corporation as provided in subsection (a) above, the aggregate principal amount of Underwriters' Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Corporation shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Underwriters' Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Corporation, except for the expenses to be borne by the Corporation and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. Survival of Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of the Corporation and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Corporation, or any officer or director or controlling person of the Corporation, and shall survive delivery of and payment for the Securities.

      11. Parties Entitled to Rely; Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Corporation shall be delivered or sent by mail, telex or facsimile transmission to the address of the Corporation set forth in the Registration Statement: Attention: Vice President and Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' questionnaire, or telex constituting such questionnaire, which address will be supplied to the Corporation by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      12. Parties. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Corporation and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Corporation and each person who controls the Corporation or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      13. Time of the Essence. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      14. Governing Law. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      15. Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                              Very truly yours,

                              NORFOLK SOUTHERN CORPORATION


                              By: /s/ William J. Romig
                                 -----------------------------------
                                 Name:  William J. Romig
                                 Title: Vice President and Treasurer




                                                                    ANNEX I

                             PRICING AGREEMENT


Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
      World Financial Center
      250 Vesey Street
      New York, NY 10281
Morgan Stanley & Co. Incorporated
       1585 Broadway
       New York, New York  10036



                              February 1, 2001
Ladies and Gentlemen:

      Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 1, 2001 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities as specified in
Schedule I hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement, and also a representation and warranty as of the date of delivery of the Designated Securities to the Underwriters. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

      This Pricing Agreement may be executed in counterparts, and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

      If the foregoing is in accordance with your understanding, please sign and return to us one for the Corporation and each of the Underwriters plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters and the Corporation.

                             Very truly yours,

                             NORFOLK SOUTHERN CORPORATION


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

Accepted as of the date hereof:

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By:  MERRILL LYNCH & CO.
           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:
   -------------------------------------
   Name:
   Title:


By:  MORGAN STANLEY & CO. INCORPORATED


By:
   -------------------------------------
   Name:
   Title:

For themselves and as Representatives of the several Underwriters named in
Schedule I hereto.




                                 SCHEDULE I


                                      Principal Amount    Principal Amount
                                     of Notes due 2011    of Notes due 2031
Underwriters                           to be Purchased     to be Purchased
------------                          ----------------     ---------------

Merrill Lynch, Pierce, Fenner & Smith     $112,500,000        $262,500,000
           Incorporated............
Morgan Stanley & Co. Incorporated..        112,500,000         262,500,000
Chase Securities Inc...............         15,000,000          35,000,000
Banc of America Securities LLC.....          6,000,000          14,000,000
BNY Capital Markets, Inc...........          6,000,000          14,000,000
Banc One Capital Markets, Inc......          6,000,000          14,000,000
Salomon Smith Barney Inc...........          6,000,000          14,000,000
Deutsche Banc Alex. Brown Inc......          6,000,000          14,000,000
First Union Securities, Inc........          6,000,000          14,000,000
Fleet Securities, Inc..............          6,000,000          14,000,000
SunTrust Equitable Securities......          6,000,000          14,000,000
Wachovia Securities, Inc...........          6,000,000          14,000,000
Mellon Financial Markets, LLC......          3,000,000           7,000,000
PNC Capital Markets, Inc...........          3,000,000           7,000,000
                                          ------------        ------------
   Total..........................        $300,000,000        $700,000,000
                                          ============        ============



                                SCHEDULE II


Closing: February 6, 2001 at 11:00 a.m. at Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York

Price of Securities:  99.117% with respect to the Corporation's 6 3/4% Senior
                      Notes due 2011

                      98.540% with respect to the Corporation's 7 1/4% Senior Notes due 2031



                                                                   ANNEX II

      (i) They are independent certified public accountants with respect to the Corporation and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;


      (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements of the Corporation for the periods specified in such letter;

      (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Corporation's quarterly report or reports filed on Form 10-Q incorporated by reference into the Prospectus; and on the basis of specified procedures including inquiries of officials of the Corporation who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations;

      (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Corporation for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Corporation's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Corporation's Annual Reports on Form 10-K for such fiscal years;

      (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;

      (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Corporation and its subsidiaries, inspection of the minute books of the Corporation and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Corporation and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Corporation's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Corporation's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

            (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the most recent fiscal year;

            (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the most recent fiscal year;

            (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of those statements;

            (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Corporation and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net sales, gross profit, earnings from operations, earnings from continuing operations or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Corporation and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Corporation and its subsidiaries and have found them to be in agreement.

      All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.